UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 17, 2022 (November 15, 2022)

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in its Charter)

Connecticut	1-5224	06-0548860
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive, New Britain, Connecticut	06053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (860) 225-5111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 Par Value per Share	SWK	New York Stock Exchange
Corporate Units	SWT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information included in Item 5.03 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 15, 2022, Stanley Black & Decker, Inc. (the “Company”) filed a Certificate of Amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”). The Certificate of Amendment provides for the modification of certain terms of the Company’s Series D Cumulative Perpetual Convertible Preferred Stock, without par value, with a liquidation preference of $1,000 (the “Convertible Preferred Stock”), pursuant to a successful final remarketing (the “Remarketing”) of the Convertible Preferred Stock in accordance with the Certificate of Amendment to the Company’s Restated Certificate of Incorporation, dated November 13, 2019 (the “Original Certificate of Amendment”), and the Purchase Contract and Pledge Agreement, dated November 13, 2019, among the Company, The Bank of New York Mellon Trust Company, N.A., as purchase contract agent, and HSBC Bank USA, National Association, as collateral agent, custodial agent and securities intermediary. The Certificate of Amendment became effective on November 15, 2022.

Prior to the effectiveness of the Certificate of Amendment, the Convertible Preferred Stock (i) did not bear any dividends; (ii) was convertible only upon the occurrence of certain fundamental change events, and, subject to adjustment, the conversion rate was 5.2263 shares of the Company’s common stock, par value $2.50 per share (“Common Stock”), per share, which was equivalent to a conversion price of approximately $191.34 per share of Common Stock; and (iii) was redeemable from and after December 22, 2022, at a redemption price equal to 100% of the liquidation preference thereof, plus any accumulated and unpaid dividends.

Pursuant to the Certificate of Amendment, holders of the Convertible Preferred Stock will be entitled to receive when, as and if declared by the Company’s board of directors cumulative dividends, solely in cash, quarterly in arrears at a fixed rate equal to (i) 7.50% per annum of the $1,000 per share liquidation preference (equivalent to $75.00 per annum per share) for dividend periods from, and including, November 15, 2022 to, but excluding, December 22, 2022, and (ii) 9.00% per annum of the $1,000 per share liquidation preference (equivalent to $90.00 per annum per share) for dividend periods from, and including, December 22, 2022. In addition, pursuant to the Certificate of Amendment, the earliest redemption date applicable to the Convertible Preferred Stock will remain December 22, 2022, and the Convertible Preferred Stock will have an initial conversion rate of 5.2263 shares of Common Stock per share of the Convertible Preferred Stock, equivalent to an initial conversion price of approximately $191.34, subject to adjustment. Holders of shares of the Convertible Preferred Stock will have a right to convert their shares at their option, at any time and from time to time, into, at the Company’s election, cash, shares of Common Stock or a combination thereof, unless the Company has previously irrevocably elected a settlement payment method to apply. Lastly, the Certificate of Amendment amends the designation of the Convertible Preferred Stock from “0% Series D Cumulative Perpetual Convertible Preferred Stock” to “Series D Cumulative Perpetual Convertible Preferred Stock.” The Company has issued a notice that it has elected to redeem for cash all outstanding shares of the Convertible Preferred Stock on December 22, 2022.

Terms of the Convertible Preferred Stock not modified in connection with the Remarketing will remain unchanged and are described in Item 5.03 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2019, which information is incorporated herein by reference.

The Original Certificate of Amendment, the Certificate of Amendment and substantially the form of certificate for the Convertible Preferred Stock are filed as Exhibits 3.1, 3.2 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The descriptions of the material terms of the Convertible Preferred Stock and the Certificate of Amendment are qualified in their entirety by reference to such exhibits.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Restated Certificate of Incorporation, dated November 13, 2019 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 13, 2019).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation, dated November 15, 2022.

4.1	Preferred Stock Certificate (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on November 13, 2019).

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanley Black & Decker, Inc.

By:	/s/ Janet M. Link
Name:	Janet M. Link
Title:	Senior Vice President, General Counsel and Secretary

Dated: November 17, 2022